                                                                     EXHIBIT 4.1



                            SERIES E PREFERRED STOCK

                         AND WARRANT PURCHASE AGREEMENT


         THIS SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT is made as of June 18, 1999, by and between GENERAL MAGIC, INC., a Delaware corporation with its principal office at 420 N. Mary Avenue, Sunnyvale, California 94086 (the "Company"), and EXCITE, INC., a Delaware corporation, with a principal address at 555 Broadway, Redwood City, California 94306 (the "Purchaser").

                                    AGREEMENT

         IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE.

                  1.1 AUTHORIZATION OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of (a) up to 599 shares of its Series E Convertible Preferred Stock (the "Series E Stock") having the terms set forth in the Certificate of Designations, Preferences and Rights in substantially the form attached as Exhibit A (the "Certificate of Designations") and (b) a warrant, in substantially the form attached hereto as Exhibit B (the "Warrant"), to purchase up to 100 additional shares of the Company's Series E Stock. The Series E Stock and the Warrant are collectively referred to herein as the "Securities."

                  1.2 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, at the Closing the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company for an aggregate purchase price of $6,000,000: (a) 599 shares of Series E Stock at purchase price of $10,000 per share, and (b) the Warrant at a purchase price of $10,000. The shares of Series E Stock issuable upon exercise of the Warrant will be hereinafter referred to as the "Warrant Shares." The shares of the Company's Common Stock issuable upon conversion of the shares of Series E Stock purchased and sold pursuant to this Agreement and the shares of Common Stock issuable upon conversion of Series E Stock purchasable under the Warrant will be collectively hereinafter referred to as the "Conversion Shares."

         2.       CLOSING AND DELIVERY.

                  2.1 CLOSING. Subject to the terms of Section 5, the closing of the sale and purchase of the Series E Stock and the Warrant shall be held at 5:00 p.m. on the date hereof (the "Closing Date") at the offices of the Company, or at such other time and place as the Company and Purchaser may agree.



                                       1.

                  2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will issue and deliver to Purchaser (a) a stock certificate, in the names designated by Purchaser, representing the shares of Series E Stock deliverable at such Closing, dated as of the Closing, and (b) the Warrant, in each case against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by Purchaser and the Company.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants and covenants to Purchaser as follows:

                  3.1 AUTHORIZATION. All corporate action necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to sell the shares of Series E Stock and the Warrant to be sold at such Closing. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by Purchaser, this Agreement will be a valid and binding obligation of the Company, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles and (ii) with respect to
Section 6.5 hereof, may be limited by applicable law.

                  3.2 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Company of its obligations under this Agreement, the Certificate of Designations and the Warrant and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of or in default under (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws, or (y) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for such violations which have not had and, to the knowledge of the Company, will not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company (a "Material Adverse Effect"). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violations which individually or in the aggregate will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, the Company is not



                                       2.

required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3.2, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and the Closing Date and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future. Immediately after the Closing, the Company shall meet the "net tangible assets" requirement required under "Maintenance Standard 1" as set forth in Section 4450(1)(a)(3) of the Marketplace Rule of The Nasdaq National Market.

                  3.3 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect.

                  3.4      CAPITALIZATION.

                           (a) The authorized capital stock of the Company
consists of 100,000,000 shares of Common Stock, of which 41,036,769 shares were issued and outstanding as of June 15, 1999, and 50,000 shares of Series A Preferred Stock, of which 50,000 shares are outstanding, 12,000 shares of Series B Preferred Stock, no shares of which are outstanding, 3,000 shares of Series C Preferred Stock, no shares of which are outstanding, 2,000 shares of Series D Preferred Stock, of which 2,000 shares are outstanding, and 699 shares of Series E Preferred Stock, no shares of which are outstanding immediately prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable and such shares and all outstanding options, warrants, convertible notes and other securities of the Company have been issued in compliance with all applicable federal and state securities laws.

                           (b) Except as described on Schedule 3.4(b), after
giving effect to the sale of the securities hereunder, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. Except as described on Schedule 3.4(b), the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

                  3.5 SUBSIDIARIES. Except as set forth on Schedule 3.5, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or



                                       3.

principal in, any other corporation or partnership, joint venture, association or other business venture or entity.

                  3.6      VALID ISSUANCE OF STOCK.

                           (a) The shares of Series E Stock (the "Purchased
Shares") and the Warrant which will be purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act, and, based in part upon the representations of Purchaser in Section 4.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws. The shares of Series E Stock are not subject to preemptive rights or any other similar rights of the stockholders of the Company.

                           (b) The Warrant Shares and Conversion Shares have
been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrant and the Certificate of Designations, respectively, will be duly and validly issued, fully paid and nonassessable, will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act, and, based in part upon the representations of Purchaser in Section 4.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                           (c) The shares of Series E Stock and the Conversion
Shares are not subject to preemptive rights, rights of first refusal or any other similar rights of the stockholders of the Company.

                           (d) Except as set forth on Schedule 3.6(d), the
issuance of the Securities will not require the Company to issue any additional capital stock of the Company pursuant to any anti-dilution provision or otherwise.

                  3.7 LITIGATION, ETC. There is no action, suit or proceeding pending nor, to its knowledge, any action, suit, proceeding or investigation currently threatened against the Company, nor, to its knowledge, is there any basis therefor, which could have a Material Adverse Effect. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into the Agreement.

                  3.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.



                                       4.

                  3.9 NO MATERIAL CHANGE. Since March 31, 1999, there has been no material adverse change in the financial condition, business or results of operations of the Company.

                  3.10 PROPRIETARY RIGHTS AND INFORMATION AGREEMENT. Each former and current employee, officer, consultant and contractor of the Company has entered into and executed a Proprietary Rights and Information Agreement in the form attached to this Agreement as Exhibit D or an employment or consulting agreement containing substantially similar terms.

                  3.11 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted. Except as set forth on Schedule 3.11, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, where the result of such expiration or termination would have, individually or in the aggregate, a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secret or technical information by others which infringement could have a Material Adverse Effect, and, except as set forth on Schedule 3.11, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

                  3.12 COMPLIANCE. The Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

                  3.13 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that it was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC



                                       5.

with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser hereby represents and warrants to the Company as follows:

                  4.1 LEGAL POWER. Purchaser has the requisite legal power to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement and, at the Closing, will have the requisite legal power to purchase the Securities.

                  4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding obligation of Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

                  4.3 INVESTMENT REPRESENTATIONS. In connection with the purchase of the Securities, the Purchaser makes the following representations:

                           (a) the Purchaser, taking into account the personnel
and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities;

                           (b) the Purchaser is acquiring the Securities in the
ordinary course of its business and for its own account for investment only (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) and with no present intention of distributing any such Securities or any arrangements or understanding with any other persons regarding the distribution of such Securities;

                           (c) the Purchaser will not, directly or indirectly,
offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or capital stock of the Company issuable upon exercise or conversion thereof except in compliance with the Securities Act of 1933, as amended, (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC");

                           (d) the Purchaser has completed or caused to be
completed the Stock Certificate Questionnaire, attached hereto as Appendix I, and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof;



                                       6.

                           (e) the Purchaser has not, in connection with its
decision to purchase the Securities, relied upon representations and warranties of the Company other than those contained herein;

                           (f) the Purchaser is an "accredited investor" within
the meaning of Rule 501 of Regulation D promulgated under the Act;

                           (g) the Purchaser understands that (i) the Securities
have not been registered under the Act by reason of a specific exemption therefrom, that such Securities must be held by Purchaser, and that Purchaser must, therefore, bear the economic risk of such investment, until a subsequent disposition thereof is registered under the Act or is exempt from such registration; (ii) the Securities will be endorsed with the following legends:

                                    (1)  THE SECURITIES REPRESENTED HEREBY HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                    (2) Any legend required to be placed thereon
by the Company's Bylaws or under applicable state securities laws; and

(iii) the Company will instruct any transfer agent not to register the transfer of the shares of Securities purchased pursuant to this Agreement (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Act or this Agreement; and

                           (h) the Purchaser has such knowledge and experience
in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities purchased hereunder.

                  4.4 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser.

         5.       CONDITIONS TO CLOSING.

                  5.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AT CLOSING. Purchaser's obligation to purchase the Series E Stock and Warrant at the Closing is subject to the fulfillment



                                       7.

to Purchaser's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by Purchaser:

                           (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE
OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                           (b) PROCEEDINGS AND DOCUMENTS. All corporate and
other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart executed originals or certified or other copies of such documents as they may reasonably request, including, but not limited to, the Warrant.

                           (c) CERTIFICATE OF DESIGNATIONS. The Certificate of
Designations shall have been filed with the Delaware Secretary of State.

                           (d) QUALIFICATIONS, LEGAL INVESTMENT. All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of such Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                           (e) OPINION OF COMPANY COUNSEL. Purchaser shall have
received an opinion from Cooley Godward LLP, counsel for the Company, dated as of the date of the Closing, in the form attached hereto as Exhibit E.


                  5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the Securities to be sold at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

                           (a) REPRESENTATIONS AND WARRANTIES TRUE. The
representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of the date hereof.



                                       8.

                           (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have
performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

                           (c) CERTIFICATE OF DESIGNATIONS. The Certificate of
Designations shall have been filed with the Delaware Secretary of State.

                           (d) QUALIFICATIONS, LEGAL INVESTMENT. All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of such Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

         6.       REGISTRATION OF THE SHARES.

                  6.1 REGISTRATION STATEMENT ON FORM S-3. Within 30 days of the Closing, the Company will prepare and file with the SEC a registration statement on Form S-3 (or such other form that the Company may be eligible to use) relating to the sale of the Common Stock issuable upon conversion of the Series E Stock (the "Shares") by Purchaser from time to time (the "Registration Statement"), and use its best efforts, subject to receipt of necessary information from Purchaser, to cause such Registration Statement to be declared effective by the SEC as soon as practicable after the SEC has completed its review process. The Company agrees to use its best efforts to keep such Registration Statement effective until the date on which the Shares may be resold by Purchaser without registration by reason of Rule 144(k) under the Act of 1933 or any other rule of similar effect. The Company shall file all reports required to be filed by the Company with the Securities and Exchange Commission (the "SEC") in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3 (or its successor or equivalent). Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement (a "Suspension Period"), by giving written notice to the Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development. Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, Purchaser will not sell any Shares pursuant to the Registration Statement until (i) Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. The Company will use its best efforts to ensure that the use of the Registration Statement may be resumed as soon as practicable and, in the case of a material corporate development in which consummation of a transaction is concerned, as soon, in judgment of the Company, as disclosure of the material information relating to such corporate development would not have a material adverse effect on the Company's ability to consummate the



                                       9.

transaction, to which such transaction relates. Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

                  6.2 DELIVERY OF PROSPECTUS. The Company shall furnish to Purchaser promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. The Company shall furnish to Purchaser such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Shares by Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses. The Company shall bear all expenses incurred by the Company in connection with the registration of the Shares pursuant to the Registration Statement (but excluding underwriters' and brokers' discounts and commissions), and the reasonable fees and disbursements (not to exceed $10,000 in the aggregate) of a single special counsel for the Purchaser.

                  6.3 INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.1 that Purchaser shall complete and deliver the Registration Statement Questionnaire attached hereto as Appendix II and to further provide information regarding the intended method of disposition of the Shares and such other information as the Company may reasonably request to timely effect the registration of the Shares.

                  6.4 LOCK-UP. Notwithstanding anything else to the contrary, Purchaser agrees that Purchaser shall not sell or otherwise transfer or dispose of any Shares covered by the Registration Statement, except in the following manner:

                           (a) 50% of the Shares shall be released from the
restrictions of this Section 6.4 six (6) months after the Closing Date;

                           (b) an additional 25% of the Shares shall be released
from the restrictions of this Section 6.4 nine (9) months after the Closing Date; and

                           (c) the remaining 25% of the Shares shall be released
from the restrictions of this Section 6.4 twelve (12) months after the Closing Date.

                  6.5 INDEMNIFICATION. For the purpose of this Section 6.5, the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1.

                           (a) The Company agrees to indemnify and hold harmless
Purchaser, each of its directors and officers, any underwriters (as defined in the Securities Act) for the Purchaser and each person, if any, who controls Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which Purchaser or such



                                      10.

officer or director, underwriter or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"), and will reimburse Purchaser and each such officer or director, underwriter or controlling person for any legal and other expenses as such expenses are reasonably incurred by Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company (i) by or on behalf of Purchaser expressly for use therein or (ii) the failure of Purchaser to comply with the covenants and agreements contained in this Agreement respecting the sale of the Shares, the inaccuracy of any representations made by Purchaser herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

                           (b) Purchaser will indemnify and hold harmless the
Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any Violation, in each case to the extent, but only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who



                                      11.

signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                           (c) Promptly after receipt by an indemnified party
under this Section 6.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6.5 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                           (d) The foregoing indemnity agreements of the Company
and Purchaser are subject to the condition that, insofar as they relate to the bases for any losses, claims, damages, liabilities or expenses contemplated in
Section 6.5(a) arising out of the preparation and filing of the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.



                                      12.

                           (e) If the indemnification provided for in this
Section 6.5 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.5 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the Company and Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this
Section 6.5 any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 6.5 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been give under paragraph (c) for purposes of indemnification. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 6.5 were determined solely by pro rata allocation (even if Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.5, the Purchaser shall not be required to contribute any amount in excess of the amount by which the amount paid by Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by Purchaser from such sale exceeds the amount of any damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.       MISCELLANEOUS.

                  7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor and shall expire on the first anniversary of the date hereof.

                  7.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California and the United States of America, without regard to choice of law rules.



                                      13.

                  7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, and permitted assigns of the parties hereto.

                  7.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, and the other documents delivered pursuant hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  7.5 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

                  7.6 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser.

                  7.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and Purchaser at their respective addresses first above written, (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.

                  7.8 FEES AND EXPENSES. The Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

                  7.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



                                      14.

                  7.11 NASDAQ. The Company will promptly file a Notification of Listing of Additional Shares with Nasdaq covering the Securities. The Company agrees to take all action reasonable and necessary to maintain the listing of its Common Stock on Nasdaq.

                  7.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      15.

         IN WITNESS WHEREOF, the foregoing Stock Purchase Agreement is hereby executed as of the date first above written.


                                        COMPANY:

                                        GENERAL MAGIC, INC.

                                        By:    /s/ Steven Markman
                                               -----------------------

                                        Name:  Steven Markman
                                               -----------------------

                                        Title: CEO
                                               -----------------------




                                        PURCHASER:

                                        EXCITE, INC.



                                        By:    /s/ Mark C. Stevens
                                               -----------------------

                                        Name:  Mark C. Stevens
                                               -----------------------

                                        Title: EVP
                                               -----------------------

                                   APPENDIX II

                               GENERAL MAGIC, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE


         In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:





2. Please provide the number of shares of capital stock of the Company that you or your organization will own as of ___________, including those shares purchased by you or your organization pursuant to the Series E Preferred Stock and Warrant Purchase Agreement, shares issuable upon exercise of the Warrant and those shares purchased by you or your organization through other transactions:





3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

               __________ Yes                       __________ No

         If yes, please indicate the nature of any such relationships below:


         _______________________________________________________________________

         _______________________________________________________________________

                                   APPENDIX I

                               GENERAL MAGIC, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE


         In connection with the Agreement, please provide us with the following information:

1.       The exact name that your shares     ___________________________________
         of Series E Stock are to be
         registered in (this is the name
         that will appear on your stock
         certificate(s)). You may use a
         nominee name if appropriate:

2.       The relationship between the
         Purchaser of the Series E Stock     ___________________________________
         and the Registered Holder
         listed in response to item 1
         above:

3.       The mailing address of the
         Registered Holder listed in         ___________________________________
         response to item 1 above:           ___________________________________
                                             ___________________________________
                                             ___________________________________

4.       The Social Security Number or
         Tax Identification Number of        ___________________________________
         the Registered Holder listed in
         response to item 1 above:

             SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                     BETWEEN

                               GENERAL MAGIC, INC.

                                       AND

                                  EXCITE, INC.



                               DATED JUNE 18, 1999